UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report    -   June 1, 2005
(Date of earliest event reported)

INGERSOLL-RAND COMPANY LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	1-985 (Commission File Number)	75-2993910 (I.R.S. Employer Identification No.)

Clarendon House
2 Church Street
Hamilton HM 11, Bermuda
(Address of principal executive offices, including zip code)

(441) 295-2838
(Registrant's phone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On June 1, 2005, the Compensation Committee of the Board (the “Compensation Committee”) approved a $35,000 increase in the base annual salary of Timothy R. McLevish, Senior Vice President and Chief Financial Officer of the Company, thereby increasing his base salary to $520,000, effective June 1, 2005. In addition, the Compensation Committee agreed to allow Mr. McLevish to exercise options in certain circumstances for up to three years (rather than the previous 90 day period) after termination of employment. A copy of the addendum to Mr. McLevish’s employment agreement is attached hereto as Exhibit 10.1.

Item 3.03. Material Modifications to Rights of Security Holders

On June 1, 2005, at the Annual General Meeting of Shareholders of the Company, the shareholders approved an amendment to the Company’s Bye-laws to eliminate the classification of the Board of Directors and also approved an amendment to the Company’s Bye-laws to eliminate cumulative voting in the election of directors. These amendments were described in the Company’s Proxy Statement dated April 19, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INGERSOLL-RAND COMPANY LIMITED
(Registrant)

Date: June 6, 2005	By:	/s/
Patricia Nachtigal
Senior Vice President and General Counsel

Exhibit Index

Exhibit No.	Exhibit Description

10.1	Addendum dated June 3, 2005 to Employment Agreement with Timothy R. McLevish dated April 17, 2002.